Exhibit 99.1

AMENDMENT NO. 3

TO

TRANSITION SERVICES AGREEMENT

AMENDMENT NO. 3 (this “Amendment”) dated as of February 20, 2008, to the Transition Services Agreement (the “Agreement”) among MPC-PRO, LLC, a Delaware limited liability company (“Buyer”) and GATEWAY, INC., a Delaware corporation (“Seller”).

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth in this Amendment;

WHEREAS, the parties to the Agreement desire to delay the effectiveness of this Amendment until such time as the Master Service Agreement, dated May 3, 2006, originally entered between Gateway Companies, Inc. (“GCI”) and BAX Global, Inc. (“BAX”), and later assigned by GCI to Gateway Manufacturing and by BAX to Schenker Logistics, Inc., as amended (the “Hub Agreement”) is assigned by Gateway Manufacturing, LLC (“Assignor”) to Buyer; and

ACCORDINGLY, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Agreement, as applicable, and for other good and valuable consideration (the receipt and sufficiency are hereby acknowledged and intending to be legally bound hereby), the parties hereto hereby agree as follows:

1.         The effective date of this Amendment shall be that date upon which the assignment of the Hub Agreement by Assignor to Buyer becomes fully effective. For the avoidance of doubt, if the assignment of the Hub Agreement is not effected for any reason whatsoever, then this Amendment shall be ineffective and void.

2.         Section 1(b) of the Agreement is hereby amended and restated in its entirety as follows:

Seller agrees to undertake certain buy/sell activity of components on behalf of Buyer in the course of providing the Services, which shall include the procuring of components from component suppliers and the selling of such components to Original Design Manufacturers (“ODMs”), in connection with and in support of the manufacture at such ODMs of finished goods that are being ordered from such ODMs by Seller for subsequent sale to Buyer (“Buy/Sell Activity”). The Buy/Sell Activity shall be conducted in a manner consistent with Seller’s buy/sell activities for the Business prior to the Closing Date.  Notwithstanding the foregoing, the parties agree that (i) on or after January 29, 2008, Seller’s buy/sell activity on behalf of Buyer shall be limited to notebook panels and one 19” PVA monitor panel, (ii) Seller cannot guarantee the availability of these products to support Buyer’s forecasted demand and (iii) Seller’s obligation to undertake any Buy/Sell Activity shall terminate on February 29, 2008.

(MP) 08481/006/TSA/TSA.amend2.doc

3.         Section 1 of the Agreement is hereby amended to include the following Section 1(h) and 1(i) immediately following Section 1(g):

(h)       Notwithstanding any other provision of this agreement, the parties agree that under no circumstance shall Seller be obligated to provide any Services or Extended Services with respect to any products or product lines introduced by Buyer on or after January 29, 2008.

(i)        Notwithstanding any other provision of this agreement, the parties agree that on or after January 29, 2008, Seller’s obligation with respect to the provision of the Services shall be limited to an obligation to use commercially reasonable efforts to provide the Services, except with respect to (i) finance-related Services and (ii) image download Services, the obligations in respect of which will in each case be as provided in the Schedules to the Transition Services Agreement.

4.         Section 2(a) of the Agreement is hereby amended to add the following sentence at the end of the section:

The parties agree that all amounts paid pursuant to this Section 2(a) are inclusive of all applicable taxes, including, but not limited to sales and use taxes.

5.         Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

If any Extended Services are provided by Seller pursuant to Section 3(a), Buyer shall pay to Seller (a) until and including the week ended February 29, 2008, $100,000 for each week or part thereof that Seller performs such Extended Services and (b) following the week ended February 29, 2008, $20,000 for each week or part thereof that Seller performs such Extended Services. All amounts are payable on the Friday of every week during which such Extended Services are being performed. The parties agree that all amounts paid pursuant to this Section 2(b) are inclusive of all applicable taxes, including, but not limited to sales and use taxes.

6.         Section 2 of the Agreement is hereby amended to include the following Sections 2(j) immediately following Section 2(i):

(j)        Buyer shall reimburse Seller for all out-of-pocket and third-party costs incurred by Seller in the course of providing the Services that would not have been incurred by Seller but for the provision of Services to Buyer pursuant to this Agreement, including, but not limited to, telecommunications costs incurred by Seller that are attributable to the provision of the Services.

7.         Section 3 of the Agreement is hereby amended to include the following Section 3(e) immediately following Section 3(d):

(e)       Notwithstanding any other provision of this Agreement, Seller shall have no obligation to provide Extended Services other than image download services after

(MP) 08481/006/TSA/TSA.amend2.doc

February 29, 2008. After February 29, 2008, either party may terminate Seller’s obligation to provide image download services by providing the other party with at least two weeks’ prior written notice. Seller shall have no obligation to provide Extended Services of any sort after May 31, 2008.

8.         The Schedules to the Transition Services Agreement are hereby supplemented to include Attachment A to this Amendment as the “Schedule of Extended Services.”

9.         As of February 15, 2008, the outstanding balance payable by Buyer to Seller for Buy/Sell Activity and Extended Services was $14,661,777 (the “Current Balance”). Notwithstanding any other provision set forth in the Agreement, payment by for the Outstanding Balance, plus any additional amounts that become due and payable for Buy/Sell Activity or Extended Services (together with the Current Balance, the “Aggregate Balance”) shall be in accordance with a payment schedule agreed by the parties such that the Aggregate Balance shall not exceed (a) $10,000,000 as of March 14, 2008 or (b) $6,000,000 as of April 30, 2008, with payment in full to be made on or before May 30, 2008.

10.       This Amendment shall constitute an amendment of the Agreement pursuant to Section 15 thereof. Except as expressly set forth in this Amendment, the Agreement is and shall continue to be in full force and effect and, as so amended hereby, is hereby ratified and confirmed in all respects.

11.       This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

(MP) 08481/006/TSA/TSA.amend2.doc

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MPC-PRO, LLC
By:	/s/ Curtis Akey
	Name:	Curtis Akey
	Title:	CFO

GATEWAY, INC.
By:	/s/ John Goldsberry
	Name:	John Goldsberry
	Title:	CFO

[Signature Page to Amendment No. 3 to Transition Services Agreement]

Attachment A Amendment 3

Schedule of Extended Services

All Time Periods begin January 29, 2008

Organization	Function	Scope of Service	Time Period
Transition Governance
Greg Salley	Transition Governance

-          Gateway will maintain a single point of contact with authority to manage all Gateway resources in the performance of transition services.

-          Gateway will maintain project leads within each functional area to monitor and manage progress against the transition project plan

-          Gateway will maintain an issue escalation and resolution process through senior management to manage disputes and issues according to the terms of the Purchase Agreement.

4 weeks (30 days)

Organization	Function	Scope of Service	Time Period
Operations
Troy Pliska	Configuration/Product Data Management

-          PRO Part creation, setup, maintenance

-          PRO AML creation, setup, maintenance

-          PRO Sales BOM creation, setup, maintenance

-          PRO Configuration rules setup and maintenance

-          Web Config “technical merchandizing” – presentation/organization of core system and options

-          “What’s Changing” document creation and management to feed the web and downstream process

-          Config Sheet development and maintenance for PRO contract compliance

-          PRO product technical spec creation and management

-          Includes system setup for Agile, JDE, GPS (OC 1.5, 2.0, 2.4)

4 weeks (30 days) for entire process

Troy Pliska	Configuration/Product Data Management

-          feature creation, pathfinder linking, and feature naming for download purposes (includes a block of 40 initial features and capacity to add 40 more features as needed)

-          Joint effort between Config Management and Dev Ops below

12 weeks (90 days) for entire process
Randy Johnson	Co-marketing, supplier funding, tracking and collection (Buy/Sell Activity Only)	- Tracking of units purchased by commodity - Coordinate rebate amounts through Finance - Follow up Billing/Collection	4 weeks (30 days)
Randy Johnson	Finished goods Allocation/ Management	- Monitor IML inventory & reconcile against projected requirements - Work with MPC planners/buyers to manage and allocate (and eventually sell) available supply of FG monitors to MPC	4 weeks (30 days)
Randy Johnson	Pro Accessory allocation for IML and EDI accessories	- Monitor IML inventory against forecasted demand/backlog - Work with MPC planners/buyers to allocate and sell available supply of IML accessories to MPC	4 weeks (30 days)
Randy Johnson	Trading Company	- Release purchase orders for NB panel requirements and 19” PVA monitor panel components - PO receipt & close out	4 weeks (30 days)

Randy Johnson	E and O Trading company

-          Update E&O report with current market value

-          ODM interface, collection, assembly of parts liability files across CTO ODMs

-          E&O reserve database management

-          Quantity risk assessment

-          Market recovery % assessment

-          Reserve setting

-          E&O disposition management & execution

-          E&O PO/SO liquidation and management

-          E&O disposition on-site physical count, PN verification, condition inspection, scrap verification

4 weeks (30 days)

Troy Pliska	E&O ODM Owned

-          ODM interface, collection, and assembly of part liability files across all CTO ODMs

-          E&O reserve database management

-          Quantity “risk” assessment

-          Market recovery % assessment

-          Reserve setting

-          E&O disposition management and execution

-          E&O PO/SO liquidation creation and management

-          Includes both ODM owned-GTW liable and GTW owned at IML inventory liabilities

-          Excludes GCC reserves for Pro materials on behalf of MPC (GTW will only calc and set reserves for GTW liability at the GCC)

-          E&O disposition on-site physical count, PN verification, condition inspection, scrap verification

4 weeks (30 days)
Kyle Price	Developmental Operations	- Process DCR, sign-off in Agile, route - Implement DCR - Create & submit CCO for part & BOM creation - Create & submit AML for parts & BOM - Move to production	4 weeks (30 days) for entire process

Troy Pliska	Quote management, cost set-up, PO audit

-          Interface and development of A part cost roadmap to suppliers

-          PRO system/feature ODM quote development (GCC) and review/audit (ODM)

-          PRO system/feature cost setup and control

-          PRO price / invoice (PPV) variance tracking and analysis

-          PRO 856/810 EDI workbench monitoring and resolution

4 weeks (30 days)
Troy Pliska	Pro CTO ODM management	- Monthly RFQ with Quanta & Arima - Evaluate BOM quotes against VE costs - Evaluate monthly layering - Authorize layering	4 weeks (30 days)
Dave Schroeder	Traffic & Logistics	- Production Support- Testing from Order Entry to Varsity through EDI to external parties - Item Weight Maintenance	4 weeks (30 days)

Organization	Function	Scope of Service	Time Period
Information Technology Services			4 weeks (30 days)

Responsible parties: Ger Purcell; Timm Hoffman; Hani Yassin

Information Technology services will only include break/fix, application support and maintenance and data extracts will be performed on a commercially reasonable effort basis.

-	This agreement will exclude all enhancements or new project efforts on behalf of Mozart
-	Table below outline help desk severity levels and response times:

After Transition period begins; Gateway will set up Help Desk Services to provide Mozart with issue management, coordination, and resolution.  Gateway will provide appropriate personnel for a Help Desk that provides Mozart 24-hour centralized technical assistance seven days a week.

Help Desk Service Levels are as follows:

Severity Levels

One

The outage terminates the operations of any installation and any workstations comprised therein or the outage corrupts any database used in conjunction with the Software or major function of normal operation and use of the Software has become unusable and there is no workaround available.

Two	A major function in normal operation and use of the Software has become unstable and there is an awkward work-around or any other function has become unworkable and there is no known work-around
Three	A major function has become unworkable and there is an effective workaround
Four	No functional impact on software

a)	The Gateway Help Desk will log all calls taken, be responsible for problem resolution and call escalation reporting.

b)         The Gateway Help Desk will monitor un-escalated/unresolved calls and communicate to Gateway immediately.  Status information on all calls will be maintained by and can be obtained from the Gateway Help Desk.

c)         The Gateway Help Desk will initiate escalation of unresolved calls to the appropriate responsibility level as designated by Gateway for resolution.

Time to Start and Target to Fix Times for each Severity Levels

One

Time to Respond: 15 minutes

Time to Start: 0 to 2 hours

Target to Fix: 6 hours

First update will be provided within 1 hour of initial call

Further updates will be made every 2 hours

Resolutions will be documented and provided back within 24 hours of resolution

Two

Time to Respond: 15 minutes

Time to Start: 0 to 4 hours

Target to Fix: Less 24 hours

First update will be provided within 1 hour of initial call

Further updates will be made every 2 hours

Resolutions will be documented and provided back within 24 hours of resolution

Three

Time to Respond: 15 minutes

Time to Start: Less than two days

Target to Fix: Less than seven days

First update will be provided within 1 hour of initial call

Further updates will be made every 4 hours

Resolutions will be documented and provided back within 24 hours of resolution

Four	Time to Start: Next Update/Patch Target to Fix: Next Update/Patch

a)	Mozart will provide appropriate security rules for validating user access to Help Desk Services.

b)         Mozart will provide to Gateway appropriate access to any data reasonably necessary to assist in the security validation process.

c)	Mozart will provide escalation points and contacts at Gateway for the Help Desk.

Gateway will provide application access to those resources transitioned as of the effective date of the Purchase Agreement. Additional requests for access must be approved by a central point of contact within Mozart and are subject to approval by the Gateway business application owner and IT security management.

There will be a scheduled maintenance window for applications and servers of approximately four hours per month. Generally, one week’s notice will be provided. However, Gateway reserves the right to perform maintenance as required to ensure proper function of the systems.

Gateway will continue to provide the current level of disaster recovery support to all in-scope applications.

Gateway will create data extracts to support the transition of services. Requests for data must be submitted by a central point of contact within Mozart and is subject to the approval of the appropriate Gateway business owner.

Organization	Function	Scope of Service	Time Period
Web	Gateway Select
Bart Brown Gregg Goodman	Issue Resolution	Manage and work with IT/Marketing Ops on Gateway Select issues identified by the Sales Team	4 weeks (30 days)
eMarketplace
Bart Brown Gregg Goodman	Issue Resolution	Manage and work with IT/Marketing Ops on eMarketplace issues identified by the Sales Team	4 weeks (30 days)

Organization	Function	Scope of Service	Time Period
Financial Services
Neal West	Invoice to Mozart for products shipped and other Bill through items	Bill will be accumulated and produced to Mozart products sold to Mozart and service provided to Mozart as a bill through process	4 weeks (30 days)
Neal West	Accounts receivable services (Buy /Sell) and Mfg goods	Adjustments required for Buy/sell and Manufactured goods activity	4 weeks (30 days)
Neal West	Accounts payable Payment processing

Gateway will process invoices for ODM purchases. Buy/sell products, Freight and other services. As such gated will process payments and route disputed pricing to the appropriate resources to resolution. Limited to ACH or Wires.

4 weeks (30 days)
Neal West	Commission tracking data extract and delivery service

Gateway will provide to Mozart data that is currently extracted from sale activity to calculate Sales commissions. It is assumed that all employees will stay in the same groupings that currently exist that support the current Commission Calculation.

4 weeks (30 days)
Neal West	Contract compliance reporting	This is assumed to a transitions service from Gateway utilizing Gateway resources while the sales are processed on JDE.	4 weeks (30 days)

Neal West	Inventory accounting services

Gateway will be responsible for establishing, maintaining and monitoring inventory including physical inventory, inventory reconciliation and adherence to SOX controls during the transitions period. For inventory accounted for on the JDE inventory system.

4 weeks (30 days)
Neal West	Inventory Costing services

Gateway will be responsible for establishing and maintaining standard cost for all parts process on JDE. For parts source solely in support of products transitioned to Mozart these cost will be provided by Mozart. For common parts Gateway will use the current process for establishing Standard cost. See Assumption about Cost differences.

4 weeks (30 days)
Neal West	Inventory finance product data management service

Gateway will be responsible for establishing and maintaining Product data management information related to proper accounting to products being sold by or supported by Mozart (includes Finance agile approval and set up).

4 weeks (30 days)
Neal West	Sales and use tax services	Mozart will file and report Sales tax associated all orders fulfilled on Mozart behalf	4 weeks (30 days)
Neal West	Credit card transaction support

Assuming Gateway can process payment from credit card companies for companies other than Gateway related companies, Gateway will act as a Collection agent on this revenue associated with both Gateway and Mozart orders. The following day any collection of credit card payment made to Gateway on behalf of Mozart will be transfer via a wire payment to Mozart’s bank account.

4 weeks (30 days)

Neal West	Lockbox services

Since the order are to be processed under the existing Gateway company the Collection of funds related to these orders will be made by Mozart resources and on a daily basis ( the previous day’s applications of cash to Mozart order (order fulfilled after Day 0) will be process over to Mozart

4 weeks (30 days)
Neal West	Vendor returns services

New and

Used - where possible Gateway will drive Mozart to serve as the Return to Vendor. However if Mozart does not have a relation ship with a given OEM Gateway we receive the Goods from Mozart and process these RTV submit the result of the RTV process to Mozart.

4 weeks (30 days)
Neal West	Office service	Gateway assumes that resources on the ground on Day 1 will continue to utilize Gateway office services for the period of time identified here.	4 weeks (30 days)
Neal West	Data Retention (Day 1 and Forward)	Gateway assumes that resources on the ground on Day 1 will utilize Gateway data retention resources for the period of time identified here.	4 weeks (30 days)
Neal West	General Ledger	Gateway will provide resources to produce monthly Financial transactions Information on a monthly basis.	4 weeks (30 days)

Neal West	Transportation billing	Gateway will continue to receive all billing for transportation. Subsequently allocate will be based on the shipment in associated with Mozart defined in the billing detail	4 weeks (30 days)

Organization	Function	Scope of Service	Time Period
CC & S
Ken Kearns	Buy Sell of inventory from Mozart to/from Gateway warehouse	Buy & sell services of inventory to/from Mozart warehouse during inventory planning & forecasting development, to help build inventory accuracy from first phase of inventory transfer	2 weeks (15 days) End Feb. 11th with Final Buy
Ken Kearns	Manual Order flip of orders to Mozart Warehouse (for rpl fulfillment)	Manually flip orders to be filled out of Mozart Warehouse until all assets transitioned	2 weeks (15 days)
Ken Kearns	Invoice reconciliation	B. Vendors where Mozart will not establish a relationship but provide service, GTW will bill through	B. 2 weeks (15 days)
Ken Kearns	Reporting & data analysis	Provide PRO reporting	4 weeks (30 days)

Organization	Function	Scope of Service	Time Period
Products
Gary Elsasser Dennis Stone	Software imaging knowledge transfer	Outline of S/W Imaging tools and deployment method.	12 weeks (90 days)
Gary Elsasser Dennis Stone	Software imaging support	Assist in issue resolution with respect to Image deployment.	12 weeks (90 days)

Organization	Function	Scope of Service	Time Period
Procurement
Dave Schroeder	Open License Program Management	Available access to systems necessary to maintain the existing MS Open License Program	4 Weeks (30 days)